Exhibit 21
                                                                      ----------

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

                                                             STATE OR OTHER
                                                             JURISDICTION OF
                                                             INCORPORATION
                                                                  OR                         %
NAME OF COMPANY                                              ORGANIZATION                OWNERSHIP
---------------                                              ------------                ---------
GFD Services, Inc.                                           Delaware                       100%
GFD Fabrics, Inc. (1)                                        North Carolina                 100%
Advisory Research Services, Inc.                             North Carolina                 100%
Twin Rivers Textile Printing & Finishing (2)                 North Carolina                 100%
                                                             (general partnership)
Guilford Mills (Michigan), Inc.                              Michigan                       100%
Guilford Airmont, Inc.                                       North Carolina                 100%
GMI Computer Sales, Inc.                                     North Carolina                 100%
Guilford International, Inc.                                 United States Virgin           100%
                                                             Islands
Hofmann Laces, Ltd.                                          New York                       100%
Raschel Fashion Interknitting, Ltd.                          New York                       100%
Curtains and Fabrics, Inc.                                   New York                       100%
Mexican Industries of North Carolina, Inc.                   North Carolina                 100%
Gold Mills, Inc.                                             Delaware                       100%
Gold Mills Farms, Inc. (3)                                   New York                       100%
Guilford Mills Limited                                       United Kingdom                 100%
Guilford Mills Europe Limited (4)                            United Kingdom                 100%
Guilford Europe Limited (5)                                  United Kingdom                 100%
Rouquinet Deroy Limited (6)                                  United Kingdom                 100%
Guilford Deutschland GmbH (7)                                Germany                        100%
Guilford Europe Pension Trustees Limited (8)                 United Kingdom                 100%
Guilford Wovens Limited (7)                                  United Kingdom                 100%
Guilford Automocion Iberica S.L. (7)                         Spain                          100%
Guilford Mills Texteis Iberica Limitada (9)                  Portugal                       100%
Guilford Mills Automotive (Portugal) Limited (10)            United Kingdom                 100%


                                                             STATE OR OTHER
                                                             JURISDICTION OF
                                                             INCORPORATION
                                                                  OR                         %
NAME OF COMPANY                                              ORGANIZATION                OWNERSHIP
---------------                                              ------------                ---------
Guilford Mills Automotive (Czech Republic) Limited (10)       United Kingdom                 100%
Guilford Mills do Brasil Ltda. (11)                           Brazil                         100%
Industrias Globales de Mexico, S.A. de C.V. (12)              Mexico                         100%
Industrias Mexicanas de Morelos, S.A. de C.V (13)             Mexico                         100%
Grupo Ambar, S.A. de C.V.                                     Mexico                          95%
American Textil, S.A. de C.V. (14)                            Mexico                         100%
Servicios Corporativos Ambar, S.A. de C.V. (15)               Mexico                         100%
Guilford de Tamaulipas, S.A. de C.V. (16)                     Mexico                         100%
Guilford de Altamira, S.A. de C.V. (16)                       Mexico                         100%
Nustart, S.A. de C.V. (17)                                    Mexico                         100%

---------------------
* The capital stock of certain of the above subsidiaries are pledged pursuant to the terms of an Amended and Restated Foreign Stock Pledge Agreement and Amended and Restated Domestic Stock Pledge Agreement, each dated as November 6, 2000 and each among the Pledgors and The Collateral Agent, as defined therein.
(1)      This company is a wholly owned subsidiary of GFD Services, Inc.
(2) Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.
(3)      Owned by Gold Mills, Inc.
(4)      Owned by Guilford Mills Limited.
(5) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.
(6) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.
(7)      Owned by Guilford Europe Limited.
(8) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.
(9) 2% of the capital stock of this company is owned by Guilford Mills Europe Limited and 98% of the capital stock is owned by Guilford Mills Automotive (Portugal) Limited.
(10)     Owned by Guilford Mills Europe Limited.
(11) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.
(12) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar").
(13) 5,000 shares owned by Guilford Mills, Inc. and 45,000 shares owned by Mexican Industries of North Carolina, Inc.
(14) 10,457,517 shares owned by Grupo Ambar and 1 share owned by Servicios Corporativos Ambar, S.A. de C.V.
(15) 321,751 shares owned by Grupo Ambar and 1 share owned by American Textil, S.A. de C.V.
(16) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc.
(17) 28,360 shares owned by Guilford Mills, Inc. and 200 shares owned by Guilford Airmont, Inc.



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